UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2011
HASTINGS ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-24381	75-1386375

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Plains Blvd, Amarillo, Texas	79102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (806) 351-2300
NONE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HASTINGS ENTERTAINMENT, INC.
Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of June 8, 2011, Mr. Daryl L. Lansdale retired from his position as a director of Hastings Entertainment, Inc. (the “Company”) after more than 10 years of dedicated service to the Company.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 8, 2011, the Company held its annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved two proposals. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 21, 2011. The final voting results with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1.	Election of one director for a term expiring in 2014.

	For	Withheld	Broker Non-Votes
Frank O. Marrs	6,073,637	22,277	1,671,461

Proposal 2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2011.

For	Against	Abstain	Broker Non-Votes
7,683,049	58,507	25,819	—

HASTINGS ENTERTAINMENT, INC.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2011	Hastings Entertainment, Inc. (Registrant)
	By:	/s/ Dan Crow
Dan Crow Vice President,
Chief Financial Officer (Principal Financial and Accounting Officer)